Exhibit 99.2

Pro Forma Consolidated Balance Sheet

December 31, 2013

(Unaudited)

(In thousands, except share and per share data)

	Pro Forma Physicians Realty Trust Prior to Acquisition	Atlanta Property	Sarasota Properties	San Antonio Property		Pro Forma Reflecting Acquisition
ASSETS
Real estate investments
Income producing property	$192,959	$26,520	$12,485	$23,349	(1)	$255,313
Tenant improvements	5,458	—	—	—		5,458
Property under development	225	—	—	—		225
Land	26,088	6,013	2,436	2,230	(1)	36,767
	224,730	32,533	14,921	25,579		297,763
Accumulated depreciation	(20,299)	—	—	—		(20,299)
Real estate investments, net	204,431	32,533	14,921	25,579		277,464
Cash and cash equivalents	56,478	—	(17,546)	(14,779	)(2)	24,153
Tenant receivables, net	837	—	—	—		837
Deferred costs, net	2,105	—	—	—		2,105
Lease intangibles, net	23,108	4,272	2,552	—		29,932
Other assets	5,901	—	—	—		5,901
Total Assets	$292,860	$36,805	$(73)	$10,800		$340,392
LIABILITES AND EQUITY
Accounts Payable	$836	$—	$—	$—		$836
Dividends payable	5,681	—	—	—		5,681
Accrued expenses and other liabilities	2,288	—	—	—		2,288
Derivative liabilities	397	—	—	—		397
Debt	42,821	40,005	—	10,800	(3)	93,626
Total Liabilities	52,023	40,005	—	10,800		102,828
Shareholders’ equity	212,295	(3,200)	(73)	—		209,022
Noncontrolling interest	28,542	—	—	—		28,542
Total Equity	240,837	(3,200)	(73)	—		237,564
Total Liabilities and Equity	$292,860	$36,805	$(73)	$10,800		$340,392

See Notes to Unaudited Pro Forma Consolidated Balance Sheet.

Notes to Unaudited Pro Forma Consolidated and Combined Balance Sheet

The unaudited Pro Forma Consolidated Balance Sheet of Physicians Realty Trust (the “Company”) as of December 31, 2013 reflects the acquisition of the surgical hospital, located in San Antonio, Texas (the “San Antonio Property”) as if the purchase had occurred on December 31, 2013 and our previously reported acquisitions of the Atlanta Property and Sarasota Properties, reported on 8-K on March 4, 2014 and March 3, 2014, respectively, and Form 8-K/A on May 1, 2014 and May 5, 2014, respectively. The pro forma consolidated balance sheet of the Company prior to the acquisition of the San Antonio Property has been derived from the audited consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 21, 2014.

Notes and Management Assumptions

1.

The acquisition of the San Antonio Property was accounted asset acquisition and recorded at its purchase price, inclusive of acquisition costs, allocated between land and building based upon their fair values at the date of acquisition.

2.	Represents an adjustment to reflect the cash used to acquire the San Antonio Property.
3.	Represents the debt assumed in the acquisition

Pro Forma Consolidated and Combined Statement of Operations
For the Year Ended December 31, 2013

(Unaudited)

(In thousands, except share and per share data)

	Pro Forma
	Physicians
	Realty Trust			San		Pro Forma
	Prior to	Atlanta	Sarasota	Antonio		Reflecting
	Acquisition	Property	Properties	Property		Acquisition
Revenues:
Rental revenues	$13,565	$3,355	$1,750	$2,413	(1)	$21,083
Expenses recoveries	3,234	573	194	389	(2)	4,390
Interest income on real estate loans and other	—	1,105	—	—		1,105
Total revenues	16,799	5,033	1,944	2,802		26,578
Expenses:
Management fee	475	—	—	—		475
General and administrative	3,214	—	—	—		3,214
Operations expenses	4,650	2,169	194	389	(2)	7,402
Depreciation and amortization	5,107	1,908	624	672	(3)	8,311
Loss on sale of development property	2	—	—	—		2
Acquisition costs	1,938	—	—	—		1,938
Total expenses	15,386	4,077	818	1,061		21,342
Operating income	1,413	956	1,126	1,741		5,236
Interest expense, net	4,295	1,120	—	473		5,888
Change in fair value of derivatives, net	(246)	—	—	—		(246)
Combined net loss	(2,636)	(164)	1,126	1,268		(406)
Less: Net loss attributable to Predecessor	576	—	—	—		576
Less: Net loss attributable to noncontrolling Interests	399	24	(164)	(185	)(4)	74
Net (loss)/income attributable to shareholders	$(1,661)	$(140)	$962	$1,083		$244
Net loss per share
Basic and diluted	$(0.13)					$0.02

Weighted average common shares:
Basic and diluted	12,883,917					12,883,917

See Notes to Unaudited Pro Forma Consolidated and Combined Statement of Operations.

Basis of Presentation

The unaudited Pro Forma Consolidated and Combined Statements of Operations of Physicians Realty Trust (“the Company”) for the year ended December 31, 2013, reflects the acquisition of the surgical hospital, located in San Antonio, Texas (the “San Antonio Property”) as if the purchase had occurred on January 1, 2013 and our previously reported acquisitions of the Atlanta Property and Sarasota Properties, reported on 8-K on March 4, 2014 and March 3, 2014, respectively, and Form 8-K/A on May 1, 2014 and May 5, 2014, respectively. The pro forma consolidated and combined statement of operations of the Company, prior to the acquisition of the San Antonio Property for the year ended December 31, 2013 has been derived from the audited consolidated and combined statement of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 21, 2014.

Notes and Management Assumptions

1.	Reflects the effect of straight line rental revenue of the San Antonio Property.
2.	Reflects operating expenses incurred by lessor and reimbursed by the tenants.
3.	Reflects depreciation expense over an average of a 35 year period based on the fair value allocated to the income producing property.
4.	Reflects the interest expense on the assumed debt.
5.	Represents an adjustment to deduct noncontrolling interest income from net income to arrive at net income available to common shareholders.